UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01 OTHER EVENTS.

On April 7, 2025, Federated Hermes Limited, a London, United Kingdom (U.K.)-based subsidiary of Federated Hermes, Inc., entered into a share purchase agreement with Rivington Energy (Management) Limited (Rivington) and its shareholders regarding the acquisition of a majority (60%) equity interest in Rivington. Rivington is a U.K.-based renewable energy project development business. The acquisition was simultaneously completed on April 7, 2025.

The share purchase agreement provided for an upfront cash payment of £23.7 million ($30.6 million) for the majority (60%) equity interest in Rivington, including stamp duty taxes. The upfront cash payment included a £12.9 million ($16.7 million) capital contribution principally to provide Rivington funds for growth capital and debt repayment. The share purchase agreement also provides for a series of contingent purchase price payments, which can total as much as £10.7 million ($13.8 million) in the aggregate and can become payable annually over the next four years based on certain levels of revenue growth. Rivington had revenues of approximately £7.4 million ($9.5 million) in 2024. The share purchase agreement and other related transaction documents contain certain negotiated warranties, covenants, indemnities, and other terms customary for similar transactions in the U.K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	April 7, 2025	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer